Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yijia Group Corp (the “Company”) on Form 10-K for the year ended April 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Sytner, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2023

By:	/s/ Barry Sytner
Name: Barry Sytner
Title: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)